Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

Conflicts Committee of the

      Board of Directors

LinnCo, LLC

600 Travis, Suite 5100

Houston, TX 77002

We hereby consent to the inclusion of our opinion letter dated February 20, 2013 to the Conflicts Committee of the Board of Directors of LinnCo, LLC (“LinnCo”) included as Annex G, and to the references thereto under the captions “SUMMARY—Opinion of Financial Advisor to the LinnCo Conflicts Committee,” “THE MERGER—Background of the Merger,” “THE MERGER—LinnCo’s and LINN’s Reasons for the Merger; Recommendation of the LinnCo Board of Directors and the LINN Board of Directors,” “THE MERGER—Opinion of Financial Advisor to the LinnCo Conflicts Committee” and “THE MERGER—Certain Unaudited Prospective Financial and Operating Information” in the proxy statement/prospectus relating to the proposed merger transaction involving LinnCo, Berry Petroleum Company and Linn Energy, LLC (“Linn”), which proxy statement/prospectus forms a part of Amendment No. 5 to the Registration Statement on Form S-4 of LinnCo and Linn filed with the U.S. Securities and Exchange Commission on October 21, 2013 (the “Registration Statement”). Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ Raymond B. Strong III
Raymond B. Strong III Senior Managing Director

Houston, Texas

October 21, 2013